1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

News Release

Contact:

Colleen T. White, Corporate Communications – 201-847-5369

Patricia A. Spinella, Investor Relations – 201-847-5453

BD BOARD DECLARES DIVIDEND

Franklin Lakes, NJ (July 26, 2005) – The Board of Directors of BD (Becton, Dickinson and Company) (NYSE:BDX) has declared a quarterly dividend of 18 cents per common share. The dividend will be payable on September 30, 2005 to holders of record on September 9, 2005. The indicated annual dividend rate is 72 cents per share.

BD is a medical technology company that serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. BD manufactures and sells a broad range of medical supplies, devices, laboratory equipment and diagnostic products. For the fiscal year ended September 30, 2004, BD reported total revenues of $4.935 billion.

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